UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2014

GRAPHIC PACKAGING HOLDING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-33988	26-0405422
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Riveredge Parkway, Suite 100

Atlanta, Georgia 30328

(Address of principal executive offices)

(770) 644-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 19, 2014, Graphic Packaging Holding Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. (the “Underwriter”) and certain trusts and a foundation affiliated with the Coors family and certain affiliates of TPG Global, LLC that are named in the Underwriting Agreement as selling stockholders (the “Selling Stockholders”). Pursuant to the Underwriting Agreement, the Selling Stockholders agreed to sell 43,654,214 shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), at a public offering price of $10.45 per share ($10.415 per share, net of underwriting discounts). The sale of the Common Stock closed on May 22, 2014 and, following the closing of the sale, the Selling Stockholders ceased to own any shares of Common Stock.

The Underwriting Agreement contains customary representations, warranties, and covenants of the Company and also provides for customary indemnification by each of the Company, the Selling Stockholders, and the Underwriters against certain liabilities and customary contribution provisions in respect of those liabilities.

The sale of the Common Stock by the Selling Stockholders was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-176606), including a prospectus supplement dated May 19, 2014 to the prospectus contained therein dated August 31, 2011, filed by the Company with the Securities and Exchange Commission pursuant to Rule 424(b)(7) under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference into this Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

1.1	Underwriting Agreement, dated May 19, 2014, among the Company, the Selling Stockholders, and Goldman, Sachs & Co.

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included as part of Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

	By:	/s/ Lauren S. Tashma
Lauren S. Tashma
Date: May 22, 2014		Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

1.1	Underwriting Agreement, dated May 19, 2014, among the Company, the Selling Stockholders, and Goldman, Sachs & Co.

5.1	Opinion of Alston & Bird LLP.

23.1	Consent of Alston & Bird LLP (included as part of Exhibit 5.1).